EXHIBIT 23.2

[Somekh Chaikin letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Camtek Ltd:

We consent to the use of our report incorporated by reference herein.

/s/ Somekh Chaikin
Certified Public Accountants (Israel)
A Member firm of KPMG International

Tel Aviv, Israel
December 29, 2014